SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 6, 2015

FUSE SCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-22991	87-0460247
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5510 Merrick Rd Massapequa NY	11758
(Address of principal executive offices)	(Zip Code)

(516) 659-7558
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

On May 6, 2015, Fuse Science, Inc. (the “Company”) held a Special Meeting of Shareholders to approve an amendment to the Company’s Articles of Incorporation to effect a 1-for-100 reverse split of the Company’s common stock. In order to conduct the business of the Special Meeting, the Company required the presence, in person or by proxy, of a quorum consisting of a majority of the outstanding shares of stock entitled to vote as of the record date, March 19, 2015. Because a quorum was not present at the Special Meeting, no business was conducted and the Company adjourned the Special Meeting.

As of the record date, the outstanding voting power consisted of 80,000,000 shares of common stock and 11,730,192 shares issuable upon conversion of the Company’s Series C Convertible Preferred Stock, which votes on an as-converted-to-common-stock basis together with the holders of the Company’s common stock as a single class.

The vote results were as follows, although, as previously noted, the vote had no effect due to insufficient quorum at the Special Meeting.

Common Stock

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,267,346	12,524,143	131,751	—

Series C (voting on an as-converted to common stock basis)

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,837,203	1,500,000	0	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuse Science , Inc.

Dated: May 12, 2015	By:	/s/ Ezra Green
Name: Ezra Green
Chief Executive Officer